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                                                                   EXHIBIT 10.16

                           THE WACKENHUT CORPORATION
                    DESIGNATED EXECUTIVE OFFICER BONUS PLAN
                                FOR FISCAL 2001

Eligibility and   Eligibility in this plan is limited to the Designated Senior
Participation     Executive Officers, which presently includes the following:

                  - Chairman of the Board and Chief Executive Officer
                  - President and Chief Operating Officer

Target Incentive  For fiscal year 2001, the percentages defined for each
Awards            participant are shown below.

                                            Target Incentive Award
                  Position               As a Percent of Base Salary
                  --------               ---------------------------
                  COB/CEO                           50%
                  PRES/COO                          50%

                                                 Corporate
Performance       Performance Measures           Participants
Measures          --------------------           ------------
                  Corporate Revenues                 30%
                  Corporate Income
                  Before Tax                         70%
                                                     ---

                  Total                             100%

Definition of     This definition excludes extraordinary items and changes in
Corporate         accounting principles, as defined by GAAP.
Income
                  Extraordinary items, as defined by GAAP, include items of a very unusual and infrequent nature, a good example of which is a loss incurred in the early extinguishment of debt.

                  Changes in accounting principles as a result of new pronouncements or requirements issued by accounting authorities such as SEC, FASB, etc.

                  Non-recurring and unusual items not included or planned for in the budgeted bonus targets may be excluded from the corporate income before income taxes, as defined, at the recommendation of management and at the discretion and agreement of the Nominating and Compensation Committee.


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Award             Based on performance achieved during the year, a
Determination     participant's award payout will be a function of performance against pre-established goals for each performance measure, as shown in the following chart:

                  Performance                           Payout as Percent
                   Achieved                         of Target Incentive Award
                  -----------                       -------------------------

                  Outstanding                                 150%
                  Target                                      100%
                  Threshold                                    50%
                  Below threshold                               0%

                  Threshold, Target, and Outstanding performance levels will be defined at the beginning of each year for each performance measure.

                  For 2000, the following applies:

                  Threshold                                   80% of Target
                  Target                                     100% (Budget)
                  Outstanding                                120% of Target

Governance        The Nominating and Compensation Committee of the Board of
                  Directors of The Wackenhut Corporation is responsible for the administration and governance of the plan. Actions requiring
                  Committee approval include final determination of plan eligibility and participation, identification of performance goals, and final award determination. The decision of the Committee shall be conclusive and binding on all participants.

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